Exhibit 99.1 Termination Agreement - Contract Packaging Agreement

TERMINATION AGREEMENT
CONTRACT PACKAGING AGREEMENT

This Termination Agreement, effective as of June 21, 2007 concerns that certain CONTRACT PACKAGING AGREEMENT, dated September 19, 2006, between Bravo! Brands Inc., f/k/a Bravo! Foods International Corp., a Delaware corporation with its principal place of business at 11300 U.S. Highway 1, Suite 400, North Palm Beach, Florida 33408 (hereinafter referred to as "Bravo"), and HP HOOD LLC, a Delaware limited liability company with its principal place of business at 90 Everett Avenue, Chelsea, MA 02150 (hereinafter referred to as "Hood").

WHEREAS, the parties have entered into the CONTRACT PACKAGING AGREEMENT and mutually desire to terminate such agreement as specifically provided herein;

NOW THEREFORE for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Effective upon the payment by Bravo to Hood of the funds referenced in Section 5 herein, except as otherwise specifically set forth herein, the CONTRACT PACKAGING AGREEMENT, including all Exhibits thereto, is terminated and all provisions thereof are null and void and of no further force or effect.

2.  With the exception of obligations created by this Termination Agreement, effective upon the payment by Bravo to Hood of the funds referenced in Section 5 herein, all obligations of each party to the other under the CONTRACT PACKAGING AGREEMENT, whether in the form of monetary payment for goods and services or penalties including, but not limited to, those obligations that may have arisen or may arise pursuant to Section 6, Section 7, Section 8 and Section 16 A of the CONTRACT PACKAGING AGREEMENT, are hereby excused, waived and terminated.

3.  The obligations of each party to the other under Section 12 (Confidentiality) of the CONTRACT PACKAGING AGREEMENT shall survive the termination of the CONTRACT PACKAGING AGREEMENT for a period of two (2) years from the date of this Termination Agreement.

4.  Effective upon the payment by Bravo to Hood of the funds referenced in Section 5 herein, the Warrants issued to Hood by Bravo Pursuant to Section 14 of the CONTRACT PACKAGING AGREEMENT are hereby deemed to be and are cancelled, without further action of any party.

5.  In consideration for the agreement by Hood to terminate the CONTRACT PACKAGING AGREEMENT and waive the obligations of Bravo! to Hood set forth therein, Bravo! shall pay to Hood the aggregate sum of $1,432,532.15 on demand, consisting of the stated value of the inventory listed in attached Schedule 5, plus a termination fee of $25,000. Upon payment of the aggregate amount as provided herein, Hood shall release inventory set forth in Schedule 5 to Bravo, FOB Hood’s facility, without further charge to Bravo. If Bravo! has not tendered payment in full of the entire amount set forth in this paragraph by July 31, 2007, at any time thereafter Hood may elect (but shall have no obligation to do so) to terminate this Termination Agreement immediately by the provision of written notice to Bravo! of its intention to do so. If Hood elects to exercise its right to terminate this Termination Agreement as set forth herein, then the CONTRACT PACKAGING AGREEMENT shall be reinstated in full force and effect as if this Termination Agreement never existed, and the obligations, restrictions and provisions of this Termination Agreement shall be null and void and of no further force or effect.

6.  Bravo hereby grants to Hood in perpetuity a non-exclusive royalty-free license to utilize bottle molds or designs therefore, that have been manufactured or designed for Bravo by Graham Packaging Company, L.P. for Bravo’s 8oz bottle and 14oz bottle aseptic milk products.

7.  In consideration of the above and effective upon the payment by Bravo to Hood of the funds referenced in Section 5 herein, Hood and Bravo! each hereby unconditionally releases and forever discharges the other and each, every and all of their current and past officers, directors, shareholders, managers, members, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns from and against any and all claims, demands, liabilities, obligations, losses, agreements, suits, debts or expenses of any kind or nature whatsoever, known or unknown, suspected or unsuspected, which either party now has, owns or holds, or ever had, owned or held against the other party related to the CONTRACT PACKAGING AGREEMENT and any discussions or agreements between or among the parties subsequent to the effective date of the CONTRACT PACKAGING AGREEMENT concerning their business relationship or any prospective business relationship occurring prior to the date hereof.

IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be executed in duplicate by their duly authorized officers as of the day and year first above written.

BRAVO! BRANDS INC., f/k/a/ BRAVO! FOODS INTERNATIONAL CORP.		HP HOOD LLC

By:	/s/ Benjamin Patipa	By:	/s/ Jeffery J. Kaneb
	Benjamin Patipa		Jeffery J. Kaneb, Vice President,
	President		Operations and Logistics